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                                                                    Exhibit 99.5

                         Kentucky River Coal Corporation
                         200 West Vine Street, Suite 8K
                            Lexington, Kentucky 40507
                                 EIN: 61-0246580

                              Consent to S Election

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  A Name and address of each shareholder;
  shareholder's spouse having a community
    property interest in the corporation's
  stock; and each tenant in common, joint
    tenant, and tenant by the entirety. (A       B             C                D  Social security           E
   husband and wife (and their estates) are    Status       Stock Owned           number or employer    Shareholder's
         counted as one shareholder in                                          identification number     tax year
  determining the number of shareholders                ----------------------    (see instructions)     ends (month
  without regard to the manner in which                   Number      Dates                               and day)
           the stock is owned.)                          of Shares   acquired
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


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F  Shareholders' Consent Statement. Under penalties of perjury, I(/we) declare that I(/we) consent to the election of the above-named corporation to be an S corporation under section 1362(a) of the Internal Revenue Code and that I(/we) have examined this consent statement, including accompanying schedules and statements, and to the best of my(our) knowledge and belief, it is true, correct, and complete. I(/we) understand my(/our) consent is binding and may not be withdrawn after the corporation has made a valid election. (Sign and date below.)

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                                             Signature                                                  Date
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


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                                  Instructions

Column A and Column F. Each shareholder who owns (or is deemed to own) stock at the time the election is made must consent to the election. If you own shares in two or more capacities (for example, some shares individually and other shares through a trust), list each block of share on a separate line.

Each shareholder consents by signing and dating in column F. The following special rules apply in determining who must sign the consent statement:

     . If a husband and wife have a community interest in the stock or in the income from it, both must consent. Provide the information in columns A, B, D, and E for each spouse, but list the shares only once in column C.
     . Each tenant in common, joint tenant, and tenant by the entirety must consent.
     . A minor's consent is made by the minor, legal representative of the minor, or a natural or adoptive parent of the minor if no legal representative has been appointed.
     .    The consent of an estate is made by the executor or administrator.
     . If the shareholder is a trust, specify whether the trust is an electing small business trust (ESBT), grantor-owned trust, or qualified subchapter S trust (QSST). Consult your tax advisor for details regarding trusts that are permitted to be shareholders of an S corporation and rules for determining who is the deemed owner.

            .  ESBT: The consent of an electing small business trust (ESBT) is
               ----
               made by the trustee. In addition to this consent statement, the trustee will need to complete and submit to the Internal Revenue Service an ESBT election within a specified period of time after this S corporation election is made. Please contact us and we will provide you with a sample form for the ESBT election and the filing deadline.

            .  Grantor Trust: The consent of a grantor trust must be made by
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               the person who is treated as owner of the stock under the income tax rules regarding grantor trusts.

            .  QSST: If the stock is owned by a trust (other than a ESBT or a
               ----
               grantor trust), the income beneficiary (deemed owner) must sign this consent statement. In addition, the income beneficiary (deemed owner) will need to consent that you intend the trust to qualify as a qualified subchapter S trust (QSST) by completing and submitting to the Internal Revenue Service a QSST election within a specified period of time after this S corporation election is made. Please contact us and we will provide you with a sample form for the QSST election and the filing deadline.

Column B. Specify whether you are (1) an individual shareholder, (2) a beneficiary of a grantor trust or QSST who is treated as the shareholder, (3) an executor or personal representative of an estate, (4) an eligible exempt organization, or (5) a trustee of an ESBT.

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Column C. Enter the number of shares of stock you own and the dates the stock was acquired.

Column D. Enter your social security number if you are an individual. Enter your EIN if you are an estate, a qualified trust, or an exempt organization.

Column E. Enter the month and day that your tax year ends (e.g., 12/31 if your tax year is the calendar year). If you are changing your tax year, enter the tax year you are changing to, and attach an explanation indicating the present tax year and the basis for the change (e.g., automatic revenue procedure or letter ruling request).

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